UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12
Avanos Medical, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Information
This Schedule 14A relates to the proposed acquisition of Avanos Medical, Inc., a Delaware corporation (the “Company”), by A-AV Holdco I, Inc., a Delaware corporation (“Parent”) that is affiliated with American Industrial Partners, and AV MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to the Agreement and Plan of Merger, dated as of April 13, 2026, by and among the Company, Parent and Merger Subsidiary (the “Merger Agreement”).
On July 2, 2026, the Company issued a press release announcing the receipt of all regulatory approvals required to complete the transactions contemplated by the Merger Agreement.

Avanos Medical, Inc. and American Industrial Partners
Receive Required Regulatory Approvals for Pending Merger
ALPHARETTA, GA and NEW YORK, NY – July 2, 2026/PRNewswire/ – Avanos Medical, Inc. (NYSE: AVNS) (“Avanos”) and American Industrial Partners (“AIP”) jointly announced the receipt of all required regulatory approvals to complete the pending acquisition of Avanos by affiliates of investment funds advised by AIP (the “Merger”).
The proposed transaction is expected to close no later than July 27, 2026, subject to receipt of Avanos stockholder approval and the satisfaction or waiver of the remaining customary closing conditions. The special meeting of Avanos stockholders to approve the proposed transaction will be held on July 22, 2026, at 9:00 a.m., Eastern time, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309.
“Securing all required regulatory approvals is a significant milestone and the result of strong collaboration between our two organizations,” said David C. Pacitti, Chief Executive Officer of Avanos. “The receipt of these approvals brings us another step closer to completing the transaction with AIP and embarking on the next phase of innovation and growth at Avanos.”
Joel Rotroff, Partner at AIP, said, “The receipt of regulatory approvals marks an important step towards completing this transaction. AIP is excited about the opportunity to partner with Avanos leadership and support the company's next phase of growth, innovation and commercial execution to deliver superior medical device solutions.”
About Avanos Medical, Inc.
Avanos Medical, Inc. is a medical technology company focused on delivering clinically superior medical device solutions that will help patients get back to what matters. Headquartered in Alpharetta, Georgia, we are committed to addressing some of today's most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
About American Industrial Partners
American Industrial Partners is an operationally oriented industrials investor with approximately $17.8 billion in assets under management. AIP seeks to achieve differentiated returns by investing in quality engineered products businesses with strong management teams and working with those teams to implement transformative Operating Agendas to build long-term value. The AIP team has deep roots in the industrial economy and has actively invested across three economic cycles. AIP has completed over 145 platform and add-on acquisitions and invests in all forms of corporate divestitures, management buyouts, recapitalizations, and going-private transactions of established businesses with sales greater than $500 million. Current AIP portfolio companies generate aggregate annual revenues of approximately $32 billion and employ 74,000+ employees as of March 31, 2026. www.americanindustrial.com
Important Additional Information
In connection with the Merger, Avanos has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and other materials with the SEC. Avanos may file or furnish other documents with the SEC regarding the Merger. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain free copies of the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Avanos with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of the Avanos’ website at www.avanos.com.
Avanos, and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Avanos’ stockholders in connection with Merger under the rules of the SEC. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and will be set forth in the other relevant documents to be filed with the SEC in connection with the Merger when they become available. Information regarding the direct and indirect beneficial ownership of the Avanos’ directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Avanos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 24, 2026 and its definitive proxy statement for its 2026 annual meeting of stockholders filed with the SEC on March 12, 2026.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “expect,” “will,” and similar expressions. These “forward-looking statements” include statements about the pending acquisition and related transactions, including the timing of the completion of the acquisition and the potential benefits of the acquisition. Forward-looking statements are based on the current plans and expectations of Avanos’s management and are subject to various risks and uncertainties that could cause Avanos’s actual plan and results to differ materially from those expressed or implied in such statements. Such factors include: (i) uncertainties as to the timing of the acquisition, (ii) the possibility that competing acquisition proposals will be made; (iii) the possibility that Avanos will terminate the merger agreement to enter into an alternative transaction; (iv) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (v) the risk that the merger agreement may be terminated in circumstances requiring Avanos to pay a termination fee; (vi) the potential impact of the announcement or consummation of the proposed transactions on Avanos’ relationships, including with employees, suppliers and customers; and (vii) the other factors and financial, operational and legal risks or uncertainties described in Avanos’ public filings with the SEC, including the “Risk Factors” section of Avanos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as the proxy statement filed by Avanos in connection with the special meeting of stockholders in connection with the acquisition. The information contained herein speaks only as of the date of this release, and Avanos undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.
Contacts
Investor Relations Contact:
Scott Galovan, Avanos Medical, Inc., Investor.Relations@Avanos.com
Media Contacts:
Katrine Kubis, Avanos Medical, Inc., CorporateCommunications@Avanos.com
Or
Andy Brimmer / Joseph Sala / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
Avanos-JF@joelefrank.com
212-355-4449
American Industrial Partners Contact:
pro-AIP@prosek.com